Exhibit 99.1

Certain Information With Respect to the Company That Has Not Previously Been Reported to the Public
The inclusion of the information presented below should not be viewed as a determination that such information is material. As used herein, unless otherwise specified or the context otherwise requires, “Aleris,” “we,” “our,” “us,” and the “Company” refer to Aleris Corporation and its consolidated subsidiaries.
The information herein includes a discussion of the Company’s and its operating segment’s interim operating and financial results for the three months ended September 30, 2014.
Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the federal securities laws. Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volume, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-use segments, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (3) our ability to fulfill our substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to retain the services of certain members of our management; (6) our ability to enter into effective metal, natural gas and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (7) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (8) increases in the cost of raw materials and energy; (9) the loss of order volume from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (12) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry segments we serve; (13) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (17) our ability to access the credit and capital markets; (18) the possibility that we may incur additional indebtedness in the future; (19) limitations on operating our business as a result of covenant restrictions under our indebtedness and our ability to pay amounts due under the Senior Notes; and (20) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, future events or otherwise, except as otherwise required by law.
Recent developments
Interim operating and financial results
For the three months ended September 30, 2014, we invoiced approximately 541.4 thousand metrics tons as compared to approximately 485.7 thousand metric tons in the three months ended September 30, 2013.

We estimate that our consolidated revenues for the three months ended September 30, 2014 are approximately $1.28 billion as compared to $1.07 billion for the three months ended September 30, 2013. We estimate that our Adjusted EBITDA for the three months ended September 30, 2014 is in the range of approximately $80 million to $85 million as compared to $68 million for the three months ended September 30, 2013. These increases were primarily due to increased volumes from the April 1, 2014 acquisition of Nichols Aluminum, LLC (“Nichols”), higher LME aluminum prices and regional premiums which increased the average price of aluminum invoiced, improved metal spreads, and a favorable impact from changes in currency exchange rates. These increases were partially offset by pricing pressure.
Rolled Products North America (“RPNA”)
For the three months ended September 30, 2014, we estimate RPNA invoiced approximately 141.6 thousand metrics tons as compared to approximately 91.2 thousand metric tons in the three months ended September 30, 2013.
We estimate that RPNA segment revenues for the three months ended September 30, 2014 are approximately $468.0 million as compared to $293.6 million for the three months ended September 30, 2013. We estimate that RPNA segment Adjusted EBITDA for the three months ended September 30, 2014 is in the range of approximately $30.0 million to $32.0 million as compared to $20.4 million for the three months ended September 30, 2013. These increases were primarily due to increased volumes from the acquisition of Nichols, higher LME aluminum prices and Midwest Premiums, and improved metal spreads.
Rolled Products Europe (“RPEU”)
For the three months ended September 30, 2014, we estimate RPEU invoiced approximately 86.9 thousand metrics tons as compared to approximately 84.6 thousand metric tons in the three months ended September 30, 2013.
We estimate that RPEU segment revenues for the three months ended September 30, 2014 are approximately $362.3 million as compared to $356.2 million for the three months ended September 30, 2013. We estimate that RPEU segment Adjusted EBITDA for the three months ended September 30, 2014 is in the range of approximately $33.0 million to $35.0 million as compared to $33.1 million for the three months ended September 30, 2013. These increases were primarily due to higher LME aluminum prices and regional premiums. The increase on Adjusted EBITDA was also impacted by favorable changes in currency exchange rates and partially offset by an unfavorable change in the mix of products sold and pricing pressures.
Rolled Products Asia Pacific (“RPAP”)
For the three months ended September 30, 2014, RPAP continues to ramp-up production, and we estimate shipments of approximately 3.8 thousand metric tons of plate.
We estimate that RPAP segment revenues for the three months ended September 30, 2014 are approximately $15.6 million as compared to $7.9 million for the three months ended September 30, 2013. Losses in excess of revenue are considered start-up expenses and, as a result, are not included in RPAP’s segment Adjusted EBITDA.
Extrusions
For the three months ended September 30, 2014, we estimate Extrusions invoiced approximately 19.2 thousand metrics tons as compared to approximately 17.4 thousand metric tons in the three months ended September 30, 2013.
We estimate that Extrusions segment revenues for the three months ended September 30, 2014 are approximately $91.8 million as compared to $90.1 million for the three months ended September 30, 2013. We estimate that Extrusions segment Adjusted EBITDA for the three months ended September 30, 2014 is in the range of approximately $2.0 million to $3.0 million as compared to $4.3 million for the three months ended September 30, 2013. The increase in estimated revenue is primarily due to increased LME aluminum prices and increased automotive volumes. These increases were offset by an unfavorable change in mix and continued pricing pressure on automotive volumes, which also contributed to the decrease in estimated Adjusted EBITDA.
Recycling and Specification Alloys North America (“RSAA”)
For the three months ended September 30, 2014, we estimate RSAA invoiced approximately 213.5 thousand metrics tons as compared to approximately 216.1 thousand metric tons in the three months ended September 30, 2013.
We estimate that RSAA segment revenues for the three months ended September 30, 2014 are approximately $259.1 million as compared to $232.5 million for the three months ended September 30, 2013. We estimate that RSAA segment Adjusted EBITDA for the three months ended September 30, 2014 is in the range of approximately $19.0 million to $21.0 million as compared to $15.7 million for the three months ended September 30, 2013. These increases were primarily due to improved selling prices, improved metal spreads, and an improved mix of buy and sell volume that more than offset the decrease in overall volumes. The volume reduction was primarily related to the idling of our Saginaw, Michigan facility in the fourth quarter of 2013.
Recycling and Specification Alloys Europe (“RSEU”)
For the three months ended September 30, 2014, we estimate RSEU invoiced approximately 92.9 thousand metrics tons as compared to approximately 90.0 thousand metric tons in the three months ended September 30, 2013.
We estimate that RSEU segment revenues for the three months ended September 30, 2014 are approximately $133.5 million as compared to $134.6 million for the three months ended September 30, 2013. We estimate that RSEU segment Adjusted EBITDA for the three months ended September 30, 2014 is in the range of approximately $5.0 million to $6.0 million as compared to $3.7 million for the three months ended September 30, 2013. The decrease in revenue resulted from a decrease in buy and sell volumes, which more than offset an increase in tolling volumes and increased aluminum prices. The increase in Adjusted EBITDA resulted primarily from the increased volume related to improved demand from the automotive industry.

Because our financial statements for the third quarter ended September 30, 2014 are not yet available, the third quarter estimates included above are preliminary, unaudited, subject to completion, reflect our current best estimates and may be revised as a result of management’s further review of our results. During the course of the presentation of our consolidated quarterly financial statements and related notes, we may identify items that would require us to make material adjustments to the preliminary financial information presented above.